Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Ultra Petroleum Corp. Enters into Agreements to Exchange an Incremental $24.1 Million Principal Amount of 2022 Notes Under More Favorable Terms Than December Debt Exchange

Englewood, Colorado – January 23, 2019 – Today Ultra Petroleum Corp. (“Ultra Petroleum” or the “Company”) (NASDAQ: UPL) announced it has entered into agreements to effect, subject to customary settlement procedures, an incremental notes exchange transaction that provides for the exchange of approximately $24.1 million aggregate principal amount of its 6.875% Senior Notes due 2022 (the “2022 Notes”) for approximately $14.5 million of new 9.00% Cash / 2.00% PIK Senior Secured Second Lien Notes due July 2024 (“Second Lien Notes” and such exchange, this “Incremental Exchange”).

This Incremental Exchange was executed at more favorable terms for the Company than the exchange transaction that the Company closed on December 21, 2018 (the “Prior Exchange”). For each $1,000 aggregate principal amount of 2022 Notes to be exchanged in the Incremental Exchange, the holders thereof received $600 in aggregate principal amount of Second Lien Notes issued by the Company’s wholly owned subsidiary, Ultra Resources, Inc. No stock warrants were included in this Incremental Exchange.

Including this Incremental Exchange and the Prior Exchange, the Company will have exchanged for Second Lien Notes approximately $529.1 million aggregate principal amount, or 75.6 percent, of its 2022 Notes and $275 million aggregate principal amount, or 55.0 percent, of its 7.125% Senior Notes due 2025. Following the closing of this Incremental Exchange, the Company will retain the ability under the indenture governing the issuance of the Second Lien Notes to further exchange approximately $30.9 million of the remaining 2022 Notes within one year of the Prior Exchange on the same terms or terms that are more favorable to the Company than those included in the Prior Exchange.

Centerview Partners LLC has served as financial advisor to the Company. Kirkland & Ellis LLP served as legal advisor to the Company.

About Ultra Petroleum

Ultra Petroleum Corp. is an independent energy company engaged in domestic natural gas and oil exploration, development and production. The Company is listed on NASDAQ and trades under the ticker symbol “UPL”.

Additional information on the Company is available at www.ultrapetroleum.com. In addition, our filings with the Securities and Exchange Commission (“SEC”) are available by written request to Ultra Petroleum Corp. at 116 Inverness Drive East, Suite 400, Englewood, CO 80112 (Attention: Investor Relations) or on our website (www.ultrapetroleum.com) or from the SEC on their website at www.sec.gov or by telephone request at 1-800-SEC-0330.

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statement, including any opinions, forecasts, projections or other statements, other than statements of historical fact, are or may be forward-looking statements. Although the Company believes the expectations reflected in any forward-looking statements herein are reasonable, we can give no assurance that such expectations will prove to have been correct and actual results may differ materially from those projected or reflected in such statements. In addition, certain risks and uncertainties inherent in our business as well as risks and uncertainties related to our operational and financial results are set forth in our filings with the SEC, particularly in the section entitled “Risk Factors” included in our most recent Annual Report on Form 10-K for the most recent fiscal year, our most recent Quarterly Reports on Form 10-Q, and from time to time in other filings made by the Company with the SEC. Some of these risks and uncertainties include, but are not limited to, increased competition, the timing and extent of changes in prices for oil and gas, particularly in the areas where we own properties, conduct operations, and market our production, as well as the timing and extent of our success in discovering, developing, producing and estimating oil and gas reserves, our ability to successfully monetize the properties we are marketing, weather and government regulation, and the availability of oil field services, personnel and equipment.

For further information contact:

Investor Relations

303-708-9740, ext. 9898

Email: IR@ultrapetroleum.com